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                                                                    Exhibit 10.3

                         ASSIGNMENT OF OPTION AGREEMENT

     This Assignment of Option Agreement is made and entered into effective as of September 9, 1999 (the "EFFECTIVE DATE") between HNC Software Inc., a Delaware corporation ("HNC") and Retek Information Systems, Inc., a Delaware corporation ("RETEK").

                                R E C I T A L S

     A. HNC, Webtrak Limited, a United Kingdom company ("WEBTRAK") and shareholders of Webtrak have entered into a certain Option Agreement dated as of January 11, 1999 (the "OPTION AGREEMENT").

     B. Pursuant to the Option Agreement, Webtrak and the Webtrak shareholders who are parties thereto granted HNC an option to purchase either
(i) all assets owned by Webtrak or (ii) all the issued and outstanding shares of Webtrak stock not owned by HNC and certain other options, warrants and securities of Webtrak not owned by HNC.

     C. Retek and HNC contemplate that their businesses will be separated pursuant to the terms of a Separation Agreement that the parties expect to enter into in connection with the initial public offering of Retek's common stock.

     D. Section 7.2 of the Option Agreement provides that HNC may assign all or any portion of its rights or interests in the Option Agreement to any subsidiary or affiliate of HNC. Retek is currently a wholly-owned subsidiary of HNC and an affiliate of HNC, and the parties desire that HNC assign to Retek HNC's rights, interests, duties and obligations under the Option Agreement and that Retek accept and assume such rights interests, duties and obligations.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the facts recited above and the mutual promises made therein, the parties hereby agree as follows:

     1. ASSIGNMENT. HNC hereby assigns to Retek all of HNC's rights and interests in, to and under the Option Agreement pursuant to the provisions of
Section 7.2 of the Option Agreement, with such assignment to be effective as of the Effective Date of this Assignment Agreement, in consideration of Retek's agreements set forth herein.

     2. ASSUMPTION; INDEMNITY. In consideration of the foregoing assignment by HNC, Retek hereby agrees to accept the foregoing assignment of all HNC's rights, interests, obligations and duties in, to and under the Option Agreement on an "as is" basis, and Retek hereby agrees to assume all of HNC's duties and obligations under the Option Agreement. Retek further hereby agrees to indemnify and hold HNC harmless from and against any and all claims, suits, demands, actions, proceedings, losses, liabilities, damages, costs and/or expenses (including without limitation reasonable attorneys' fees) arising out of or relating in any way to (i) the Option Agreement, (ii) the exercise or attempted exercise by Retek of any rights or interests under the Option Agreement or (iii) the performance or non-performance by Retek of any of the duties and obligations of HNC under the Option Agreement that are hereby being assigned to and assumed by Retek hereunder provided, however, that notwithstanding the foregoing, Retek will not be



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obligated to indemnify HNC for any material breach of the Option Agreement by
HNC that occurred prior to the Effective Date if such breach did not involve any act or omission of Retek Information Systems, Inc., a Delaware corporation.

     3. GOVERNING LAW. This Assignment Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to contracts made and entered into within the State of California by residents of such California, without regard to any laws or rules regarding of conflict of laws or choice of laws. Any disputes regarding this Agreement shall be resolved in California or U.S. federal courts in the County of San Diego, San Diego, California.

     4. COUNTERPARTS. This Agreement may be executed in two or more counterparts and will be deemed executed when each party hereto signs and delivers to the other counterpart signature page to this agreement.


/s/ R.V. Thomas                         /s/ Gregory A. Effertz
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HNC Software Inc.                       Retek Information Systems, Inc.